Exhibit 5
                        Durham, Evans, Jones & Pinegar
                        Attorneys & Counselors at Law
                                Key Bank Tower
                           50 South Main, Suite 850
                         Salt Lake City, Utah 84144

                                                                  Telephone
                                                             (801) 538-2424

                              November 17, 1997           Facsimilie Number
                                                             (801) 538-2425


Board of Directors
fonix corporation
1225 Eagle Gate Tower
60 East South Temple Street
Salt Lake City, Utah 84111

Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by three Selling Stockholders of the Company of 2,252,338 shares of common stock, $0.0001 par value per share, of fonix corporation, a Delaware corporation (the "Company"), consisting of (i) 1,379,361 shares issuable upon conversion of 187,500 shares of 5% Series C Convertible Preferred
Stock (the "Series C Preferred") assuming a hypothetical conversion of the Series B Preferred on November 17, 1997, (ii)up to 277,639 shares issuable upon payment of stock dividends on the Series C Preferred, (iii) 200,000 shares underlying Common Stock Purchase Warrants exercisable at any time before October 24, 2000 at the per share exercise price of $7.18 (the "Series C Warrants"), (iv) 175,000 shares underlying a Common Stock Purchase Warrant exercisable at any time before October 24, 2002 at the per share exercise price of $7.48 (the "Series B Warrant"), (v) 186,441 shares issuable upon conversion of 27,500 shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred") issued and outstanding as of November 17, 1997, assuming such shares of Series B Preferred were hypothetically converted on Novmeber 17, 1997, (vi) 15,000 shares issuable upon exercise of Common Stock purchase warrants issuable on April 24, 1998 and October 24, 1998 (the "1998 Warrants")(the Series C Warrants, the Series B Warrant and the 1998 Warrants are referred to collectively herein as the "Warrants"), and (vii) 18,897 shares issuable upon payment in stock of dividends accrued on the Series B Preferred (collectively the shares covered by the Registration Statement as enumerated above are referred to herein as the "Shares").

     We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's By-Laws, as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such

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fonix corporation
November 19, 1997
Page 2
_____________________

other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Utah, and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for upon the conversion of the Series B and Series C Preferred, or issued as a dividend thereon, or issued upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized and validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /S/ Durham, Evans, Jones & Pinegar, P.C.
                                ----------------------------------------
                                DURHAM, EVANS, JONES & PINEGAR, P.C.